UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

April 24, 2012

Date of report (Date of earliest event reported)

RENASANT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	001-13253	64-0676974
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 24, 2012, Stuart R. Johnson, an Executive Vice President of Renasant Corporation (the “Company”), has been appointed Treasurer of the Company. With his appointment as Treasurer, it is expected that his duties and responsibilities will remain the same. Mr. Johnson remains a Senior Executive Vice President and the Chief Financial Officer of Renasant Bank, the Company’s wholly-owned subsidiary. Mr. Johnson and Kevin D. Chapman served as dual Chief Financial Officers of the Company, and now Mr. Chapman will continue to serve as the Company’s Chief Financial Officer.

Item 8.01	Other Events.

Also effective April 30, 2012, Claude H. Springfield, III retired. Mr. Springfield had served as the Company’s Executive Vice President and a Senior Executive Vice President and the Chief Credit Policy Officer of Renasant Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: April 30, 2012	By:	/s/ E. Robinson McGraw
E. Robinson McGraw Chairman, President and Chief
Executive Officer